Exhibit 99.1

GP Investments Acquisition Corp. to Acquire World Kitchen

Global marketplace provider of iconic Corelle, Pyrex,
CorningWare and Snapware brands to list on NASDAQ

New York, NY, April 19, 2016 – GP Investments Acquisition Corp. (NASDAQ: GPIA; GPIAW; GPIAU) ("GPIAC") today announced it has entered into a definitive agreement to acquire WKI Holding Company, Inc. ("World Kitchen"), the parent company of World Kitchen, LLC, a leading multinational manufacturer and marketer of houseware products. World Kitchen’s portfolio of brands includes Corelle, Pyrex, CorningWare and Snapware, among others.

The anticipated initial enterprise value is approximately $566 million, implying a multiple of 7.2x projected calendar year 2016 adjusted EBITDA of $78 million, and post-closing equity value of $330 million at $10.00 per share. In connection with the acquisition, an affiliate of GP Investments, Ltd. will co-invest $50 million in the form of new GPIAC common stock at a price of $10.00 per share in cash. At consummation of the transaction, GPIAC will move its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and is expected to be renamed World Kitchen Group, Inc. and to continue to trade on The NASDAQ Capital Market under the ticker symbol "WDKN".

World Kitchen is a market leader in the attractive global housewares segment. The company manufactures and markets a diverse portfolio of iconic brands across a broad range of product categories, including dinnerware, bakeware, storage, cookware and cutlery. World Kitchen's international footprint, distribution network, channel diversity and strong relationships with key retail partners sustains its leading positions in mature markets and positions it to drive growth in select high-growth emerging markets. It employs more than 3,000 people globally, including 2,300 in the United States.

"World Kitchen presents a unique investment opportunity, with significant long-term, high-growth potential," said Antonio Bonchristiano, CEO of GPIAC and GP Investments, Ltd. "The company is a proven product innovator, with a diverse international footprint across retail, online and other channels. We believe the company will be well positioned to continue and amplify the trend of organic growth, increase efficiencies as the business continues to scale, and take advantage of considerable sector consolidation opportunities."

“World Kitchen was seeking a strong, growth-oriented financial sponsor with access to public capital markets to partner with us in our next phase of growth,” said Carl Warschausky, President and CEO of World Kitchen, LLC. “We are excited to work with GP Investments, Ltd., which has a proven track record of funding growth. We look forward to accelerated organic growth and acquisitions in the years ahead.”

Transaction Details

Under the terms of the definitive agreement, the acquisition will be funded through a combination of cash and the issuance of approximately 6.5 million shares of GPIAC common stock at $10.00 per share to World Kitchen's stockholders. The cash component of the consideration is expected to be funded by a combination of the cash in GPIAC's trust account established in connection with its initial public offering, the issuance of 5 million shares of GPIAC common stock to an affiliate of GP Investments, Ltd. and the proceeds of $275 million in new debt being provided by Citigroup and BMO Capital Markets.

After giving effect to the transaction and certain assumptions, GP Investments, Ltd. through its affiliated entities will become the largest single stockholder with approximately 28% pro forma ownership on a fully-diluted basis and former World Kitchen stockholders will have approximately 20% pro forma ownership. World Kitchen is expected to have an estimated $43 million cash balance to fund future growth post-transaction. World Kitchen will have projected post-transaction net operating leverage of 3.0x expected adjusted 2016 EBITDA.

The transaction, which has been approved by the boards of directors of both companies, is subject to approval of GPIAC shareholders and the satisfaction or waiver of customary closing conditions, including regulatory approvals. The transaction is expected to close in July 2016.

Citigroup served as GPIAC’s capital markets advisor, UBS served as GPIAC’s financial advisor, and Duff & Phelps served as financial advisor to the Special Transaction Committee of the Board of GPIAC. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to GPIAC. Morgan Stanley & Co. LLC served as financial advisor, and Latham & Watkins LLP and Davis Polk & Wardwell LLP served as legal advisors to World Kitchen.

Conference Call and Investor Presentation

GPIAC will hold a conference call to discuss the transaction today at 10:00 a.m. ET. The conference call can be accessed by dialing 855-327-6837 (domestic), or 631-891-4304 (international), and asking to join the GP Investments Acquisition Corp. conference call. Interested investors and other parties may also view the accompanying investor presentation filed today with the Securities and Exchange Commission, and which can be viewed on the SEC website at www.sec.gov. A replay of the call will be made available and can be accessed by dialing 877-870-5176 (domestic), or 858-384-5517 (international), and entering the conference ID number 119290.

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Contacts:

Investors:

GP Investments, Ltd.

Joel La Banca Neto

+ 55 11 3556-5505

Media:

Finsbury

Kal Goldberg/Sara Evans/Chris Ryall

+1 646-805-2092

About GP Investments Acquisition Corp.

GP Investments Acquisition Corp. (GPIAC) was created by GP Investments in May 2015 via an IPO that raised $172.5 million in proceeds for the purpose of identifying attractive investment opportunities in the United States or Europe, with a focus on companies with long-term growth potential in the consumer goods, services and retail sectors. The creation of GPIAC is consistent with GP Investments' strategy of growing its assets under management via expansion into different geographies and asset classes, primarily in the form of permanent capital. The Company's sponsor is GPIC, Ltd., a wholly owned subsidiary of GP Investments, Ltd.

About GP Investments, Ltd.

GP Investments, Ltd. is a leading alternative investments firm with more than 20 years' experience in corporate investing. The company has a strong track record of successful equity capital market transactions, delivering strong returns and building long-lasting enterprises. Since its inception, the company has raised approximately $5 billion from international investors and has invested in more than 50 companies across 15 sectors. In May 2006, GP Investments, Ltd. completed its initial public offering (IPO), becoming the first listed private equity firm in Brazil. For more information, please see GP Investments Ltd.'s web site www.gp-investments.com.

About World Kitchen

Headquartered in Rosemont, Ill., World Kitchen and its affiliates manufacture and market products worldwide through a portfolio of well-recognized and respected brands, including under the Pyrex®, Corelle®, Corningware®, Snapware®, Baker's Secret®, Chicago Cutlery® and Vintage Charm™ trademarks. World Kitchen's brands and products have a strong reputation for quality, innovation, performance and durability. World Kitchen and its affiliates employ approximately 3,000 people, and have major manufacturing and distribution operations in North America and Asia-Pacific regions. Pyrex and CorningWare are registered trademarks of Corning Incorporated, used under license by World Kitchen. For more information, visit http://www.worldkitchen.com.

Forward Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "may", "should", "would", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "continue", "future", "will", "expect", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the proposed transaction between GPIAC and WKI, the estimated or anticipated future results and benefits of GPIAC and WKI following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of GPIAC and WKI management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding GPIAC's and WKI's respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which GPIAC and WKI operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which WKI operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of GPIAC's or WKI's management team; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of GPIAC and/or the stockholders of WKI for the transaction is not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of GPIAC and WKI; uncertainty as to the long-term value of GPIAC common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in GPIAC's Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors," as updated from time to time by GPIAC's Quarterly Reports on Form 10-Q and other documents of GPIAC on file with the Securities and Exchange Commission ("SEC") or in the proxy statement/prospectus that will be filed with the SEC by GPIAC. There may be additional risks that neither GPIAC nor WKI presently know or that GPIAC and WKI currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide GPIAC's and WKI's expectations, plans or forecasts of future events and views as of the date of this communication. GPIAC and WKI anticipate that subsequent events and developments will cause GPIAC's and WKI's assessments to change. However, while GPIAC and WKI may elect to update these forward-looking statements at some point in the future, GPIAC and WKI specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing GPIAC's and WKI's assessments as of any date subsequent to the date of this communication.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy or an invitation to purchase any securities or the solicitation of any vote or approval in any jurisdiction in connection with the proposed business combination between WKI and GPIAC or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Information For Investors And Stockholders

In connection with the transactions referred to in this communication, GPIAC expects to file a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") containing a preliminary proxy statement of GPIAC that also constitutes a preliminary prospectus of GPIAC. After the registration statement is declared effective GPIAC will mail a definitive proxy statement/prospectus to stockholders of GPIAC and stockholders of WKI. This communication is not a substitute for the proxy statement/prospectus or registration statement or for any other document that GPIAC may file with the SEC and send to GPIAC's stockholders and/or WKI's stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by GPIAC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by GPIAC will be available free of charge by contacting GPIAC at 150 E. 52nd Street, Suite 5003, New York, New York 10022, Attn: Investor Relations.

Participants in the Solicitation

GPIAC and WKI and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of GPIAC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 28, 2016. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.